                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           PICCADILLY CAFETERIAS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                          PICCADILLY CAFETERIAS, INC.
                                 P.O. BOX 2467
                          BATON ROUGE, LOUISIANA 70821

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 4, 1996

To the Shareholders of
  Piccadilly Cafeterias, Inc.:

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of Piccadilly Cafeterias, Inc. (the "Company"), will be held at the general offices of the Company, 3232 Sherwood Forest Boulevard, Baton Rouge, Louisiana, on Monday, November 4, 1996, at 10:00 a.m., local time, for the following purposes:

     1. To elect three persons to serve as directors on the Board of Directors for a three-year term and until their successors are elected and have qualified;

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record as of the close of business on September 6, 1996 are entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,

                                                     Mark L. Mestayer
                                                        Secretary

Dated: September 30, 1996

YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES CAN BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                          PICCADILLY CAFETERIAS, INC.

                                 P.O. BOX 2467
                          BATON ROUGE, LOUISIANA 70821

                             ---------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                       NOVEMBER 4, 1996 AND ADJOURNMENTS

                             ---------------------

          APPROXIMATE DATE PROXY MATERIAL FIRST SENT TO SHAREHOLDERS:

                                OCTOBER 2, 1996

                             ---------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The proxy furnished herewith, for use only at the Annual Meeting of Shareholders to be held November 4, 1996 (the "Annual Meeting"), and any adjournments thereof, is solicited on behalf of the Board of Directors of Piccadilly Cafeterias, Inc. (the "Company"). Such solicitation is being made by mail and may also be made in person or by telephone or telegraph by officers, directors and regular employees of the Company, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxy material to their principals. All expenses incurred in the solicitation of proxies will be paid by the Company.

     Any shareholder executing a proxy retains the right to revoke it by delivery of notice in writing, or delivery of a proxy bearing a later date, to the Secretary of the Company at any time prior to its use, or by voting in person at the Annual Meeting. All properly executed proxies received by the Company and not revoked will be voted as specified and, in the absence of instructions to the contrary, will be voted FOR the election of all of the nominees for director identified below.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Shareholders voting or abstaining from voting by proxy on any issue will be counted as present for purposes of constituting a quorum.

     The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those listed in the accompanying Notice of Annual Meeting of Shareholders. If other matters, not now known, properly come before such meeting or any adjournment thereof, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

     Only shareholders of record at the close of business on September 6, 1996 (the "Record Date") are entitled to notice of the Annual Meeting and to vote or to execute proxies. At the close of business on the Record Date, the Company had outstanding 10,503,368 shares of common stock, without par value ("Common Stock"). Each such outstanding share of Common Stock is entitled to one vote with respect to each matter considered at the Annual Meeting.

                    VOTING SECURITIES AND OWNERSHIP THEREOF
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows, as of September 30, 1996, the number of shares of Common Stock owned beneficially (as determined in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934) by each director and nominee for director, by each executive officer for whom compensation information is disclosed under the heading "Executive Compensation -- Summary of Executive Compensation", by persons known by the Company to own beneficially more than five percent of the outstanding Common Stock, and by all executive officers and directors as a group. Except as otherwise disclosed below, each person has sole voting and dispositive power with respect to the shares that he or she beneficially owns.

                                                        AMOUNT AND
                                                          NATURE          PERCENT     RIGHTS TO ACQUIRE
                                                       OF BENEFICIAL        OF            BENEFICIAL
       NAME                                           OWNERSHIP(1)(2)      CLASS        OWNERSHIP(10)
       ----                                           ---------------     -------     -----------------
Norman C. Francis....................................           --          *                    --
Robert P. Guyton.....................................        1,000          *                    --
Julia H. R. Hamilton.................................    1,162,510(3)      11.1                  --
Ronald A. LaBorde....................................      171,750(4)(5)    1.6              75,500
O. Q. Quick..........................................      916,177(6)       8.7              50,000
Dale E. Redman.......................................        1,000          *                    --
Edward M. Simmons Sr.................................        1,198          *                    --
Christel C. Slaughter................................           --          *                    --
C. Ray Smith.........................................          542(7)       *                    --
Paul W. Murrill......................................        8,000          *                    --
Brian G. Von Gruben..................................       29,500(3)       *                23,500
Wickliffe J. Goldsmith...............................       25,301          *                25,000
Patrick R. Prudhomme.................................       35,391          *                30,000
Warriner C. Siddle...................................       26,130          *                25,000
Brinson Partners, Inc. and Brinson Trust Company.....      562,700(8)       2.3                  --
College Retirement Equities Fund.....................      657,064(9)       5.4                  --
All directors and executive officers
  as a group (20 persons)............................    1,687,182         15.2             376,000

------------

  * Less than 1%.

 (1) The persons listed above have the sole power to vote and to dispose of the shares beneficially owned by them except as otherwise indicated.

 (2) Except as otherwise noted below, the address of each such owner is P. O. Box 2467, Baton Rouge, Louisiana 70821.

 (3) Includes 26,000 shares held as trustee of a charitable trust.

 (4) A portion of the shares are held beneficially and of record jointly with spouse.

 (5) Includes 89,716 shares held by Mr. LaBorde as trustee or co-trustee (together with Mr. Quick) under several trusts.

 (6) Includes 751,002 shares held by Mr. Quick as trustee or co-trustee under several trusts, 30,000 shares held by Mr. Quick's spouse as trustee under several trusts, and 85,175 shares held beneficially and of record jointly with his spouse or individually by Mr. Quick or his spouse.

 (7) Includes 300 shares held by his spouse.

 (8) Based upon information included in Schedule 13G dated February 9, 1996 filed with the Securities and Exchange Commission. The address of Brinson Partners, Inc. and Brinson Trust Company is 209 South LaSalle, Chicago, Illinois 60604-1295. Brinson Trust Company is a wholly owned subsidiary of Brinson Partners, Inc.

 (9) Based upon information included in Schedule 13G dated February 1, 1996 filed with the Securities and Exchange Commission. The address of College Retirement Equities Fund is 730 Third Avenue, New York, New York 10017.

(10) Beneficial ownership includes rights to acquire shares under the 1993 Incentive Compensation Plan.

                            ------------------------

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

     The Company's Articles of Incorporation provide for three classes of directors with staggered terms of office and provide that, upon the expiration of the term of office for a class of directors, nominees for each class shall be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. At the Annual Meeting, three nominees for director are to be elected; accordingly, profits can not be voted for more than three persons. The remaining directors will have two years and one year, respectively, remaining in their terms of office. The election of directors is determined by plurality vote.

     The following table sets forth certain information regarding the three nominees for director proposed by the Board of Directors and those directors whose current terms of office will not expire at the Annual Meeting.

     In 1996, the Company amended its By-laws to provide that no person who is or would be 70 years of age or older at the beginning of a term of office would be eligible for nomination or election to the Company's Board of Directors. In accordance with the amended By-laws, two members of the class of directors with terms expiring at the Annual Meeting have not been re-nominated. In addition, the other member of the class with a term expiring at the Annual Meeting was not renominated. Mr. Guyton was appointed to the Board of Directors in 1996 to fill a vacancy. Mr. Guyton and Ms. Slaughter have been designated to serve in the class of directors nominated for election at the Annual Meeting. In addition, in order that each class of the Board of Directors would have an equal number of directors, Mr. Simmons, whose term was originally scheduled to expire at the 1997 annual meeting of the Company, has been designated as a director nominee for the class of directors nominated for election at the Annual Meeting.

     The Board of Directors recommends a vote "FOR" election each of the nominees for director listed below.

                             NOMINEES FOR DIRECTOR
         (NOMINEES FOR 3-YEAR TERM EXPIRING AT THE 1999 ANNUAL MEETING)

                                 DIRECTOR
       NAME                        SINCE      AGE      POSITIONS AND OFFICES PRESENTLY HELD WITH COMPANY(1)
       ----                      --------     ---      ----------------------------------------------------
Robert P. Guyton.................   1996       59                       Director
Edward M. Simmons Sr.............   1992       68                       Director
Christel C. Slaughter............    --        41                       Director

               MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE
                   (TERM EXPIRING AT THE 1998 ANNUAL MEETING)

Norman C. Francis................   1995       65                       Director
Dale E. Redman...................   1995       48                       Director
C. Ray Smith.....................   1992       61                       Director

                           (TERM EXPIRING AT THE 1997 ANNUAL MEETING)

Julia H. R. Hamilton.............   1977       75                       Director
Ronald A. LaBorde................   1992       40       Chief Executive Officer, President, and
                                                                        Director
Paul W. Murrill..................   1994       62          Chairman of the Board and Director

------------

(1) See "Voting Securities and Ownership Thereof by Certain Beneficial Owners and Management" for information concerning the securities holdings of each director and nominee for director.

                            ------------------------

     The Company has no reason to believe that any of the director nominees will be unable to serve, if elected. If any such person is unable to serve for any reason, proxies will be voted for a substitute nominee selected by the Board of Directors of the Company.

     The Board of Directors held six meetings during the fiscal year ended June 30, 1996. No director during the last full fiscal year attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) and (b) the total number of meetings held by all committees of the Board on which he or she served (during the periods served). Each director who is not an officer of the Company receives, in addition to reimbursement of reasonable and necessary costs and expenses incurred, a retainer of $1,000 per month, a fee of $1,000 for each regular and special meeting of the Board of Directors that he or she attends, and $500 for each meeting of a committee of the Board of Directors that such director attends. In the case of directors who are officers of the Company, a fee of $350 is received for each regular meeting of the Board of Directors attended.

     Mr. Francis is the president of Xavier University of Louisiana, New Orleans, Louisiana, a position that he has held for more than five years. He is a director of The Equitable Life, New York, First National Bank of Commerce, New Orleans, Louisiana, The Foundation for the Mid-South, and the Entergy Corporation. He is chairman of the Board of Liberty Bank and Trust, New Orleans, Louisiana.

     Mr. Guyton is chairman and chief executive officer of Smart Choice Holdings, Inc. (owner and operator of automobile dealership and finance companies). He was formerly a vice president and financial consultant for Raymond James & Associates, Inc. from 1993 to 1996. From 1981 to 1991 he was president and chief executive officer of Bank South Corporation. Mr. Guyton is a director of First Mississippi Corporation.

     Mrs. Hamilton was a partner in the first Piccadilly cafeteria in 1944 and is principally engaged in personal investments.

     Mr. LaBorde joined the Company in 1982. From June 1986 to January 1992, he was executive vice president, secretary and controller. In January 1992, he was elected treasurer and chief financial officer. In June 1995, he was elected chief executive officer and in July 1995, he was also elected president.

     Mr. Murrill is retired. He has served as a director of Gulf States Utilities Company and its successor company, Entergy Corporation, since 1978. He was chairman and chief executive officer of Gulf States Utilities Company for five of those years. Mr. Murrill was Chancellor of Louisiana State University for seven years. He is a director of Tidewater, Inc., First Mississippi Corporation, Howell Corporation, and ZYGO, Inc.

     Mr. Redman has been executive vice president and chief financial officer of United Companies Financial Corporation since 1988 and a director since 1983.

     Mr. Simmons is the chairman of the board and chief executive officer of McIlhenny Co., the makers of TABASCO brand pepper sauce. He was chief executive officer for nine years. He is also a director of Pan American Life Insurance Company, First Commerce Corporation, and Central Louisiana Electric Company.

     Ms. Slaughter is co-owner and management consultant of Slaughter and Associates, SSA Consultants, Inc. Ms. Slaughter earned a Ph.D in management from Louisiana State University in 1979. Since 1979, she has been an active lecturer and consultant for both governmental and private entities.

     Mr. Smith is the Tipton R. Snavely professor of business administration and associate dean of the Darden Graduate School of Business Administration, University of Virginia. Mr. Smith has taught at the University of Virginia since 1961.

     The directors, executive officers and ten-percent shareholders of the Company are required to report to the Securities and Exchange Commission by various specified dates transactions and holdings in the Company's Common Stock. All such reports were made on a timely basis.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has standing executive, audit, compensation and nominating committees.

     The Executive Committee is authorized to exercise substantially all powers of the Board of Directors between meetings of the Board. The Executive Committee met once during the fiscal year ended June 30, 1996. Mr. Murrill and Ms. Hamilton are members of the Executive Committee.

     The Audit Committee reviews with the Company's independent auditors the plan, scope and results of the annual audit and the procedures for and results of internal controls. The Audit Committee reviews the audit services performed by the Company's independent auditors and the possible effect on the independence of the auditors of the performance of nonaudit services. The Audit Committee held two meetings during the fiscal year ended June 30, 1996. Messrs. Francis and Smith and Ms. Hamilton are members of the Audit Committee.

     The Compensation Committee, which has authority to consider and make recommendations to the Board of Directors regarding compensation of officers of the Company, met once during the fiscal year ended June 30, 1996. This committee also administers the Company's 1993 Incentive Compensation Plan. Messrs. Murrill, Redman, and Simmons are members of the Compensation Committee.

     The Nominating Committee, which makes director recommendations to the Board of Directors on an as needed basis, held two meetings during the year ended June 30, 1996. This committee will consider nominees recommended by shareholders. Shareholders wishing to make a recommendation may do so by sending a letter to the Nominating Committee. Messrs. Simmons and Smith are members of the Nominating Committee.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table shows for the three years ended June 30, 1996 information concerning compensation paid by the Company to each person who served as Chief Executive Officer during the last fiscal year and to each of the five other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                        ANNUAL                   COMPENSATION
                                                     COMPENSATION                   AWARDS
                                         ------------------------------------    ------------     ALL
                                                                    OTHER         SECURITIES     OTHER
                                                                    ANNUAL        UNDERLYING    COMPEN-
  NAME AND PRINCIPAL POSITION    YEAR     SALARY      BONUS      COMPENSATION(1) OPTIONS/SARS   SATION(2)
-------------------------------- ----    --------    --------    ------------    ------------   -------
Ronald A. LaBorde............... 1996    $274,976    $111,000            --              --     $2,900
President and Chief Executive    1995     155,826          --      $ 23,771        $250,000(3)   3,250
Officer                          1994     150,520          --            --              --      2,200

Joseph S. Polito................ 1996     120,952      26,250            --          16,000        800
Executive Vice President and     1995     121,952          --        23,697              --        800
General Manager................. 1994     118,980          --            --              --        800

Brian G. Von Gruben............. 1996     141,804          --            --              --        800
Executive Vice President and     1995     142,804          --        22,902              --        800
Director of Marketing            1994     142,304          --            --              --        800

Wickliffe J. Goldsmith.......... 1996     140,400          --            --          14,500        800
Executive Vice President         1995     141,400          --        22,928              --        800
Director of Training             1994     140,900          --            --              --        800

Patrick R. Prudhomme............ 1996     140,400          --            --              --        800
Executive Vice President         1995     141,400          --        23,727              --        800
Region Manager                   1994     135,700          --            --           5,000        800

Warriner C. Siddle.............. 1996     140,400          --            --              --        800
Executive Vice President and     1995     141,400          --        27,067              --        800
Director of Development          1994     140,900          --        16,428              --        800

---------------

(1) Excludes perquisites and other benefits unless the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the annual salary reported for the named executive officer. Amounts shown include the value of personal use of company-owned vehicles and payments made to cover personal income taxes related to use of these vehicles.

(2) Includes $800 per named executive per year paid by the Company for insurance premiums for a group policy which afforded term life insurance and long-term disability insurance for all officers and for a group accidental death policy which afforded coverage for all executive officers. Remaining amounts for Mr. LaBorde are for director fees.

                            ------------------------

                   OPTION GRANTS IN YEAR ENDED JUNE 30, 1996


                                                                                      POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED ANNUAL
                        NUMBER OF     PERCENT OF                                      RATES OF STOCK PRICE
                        SECURITIES   TOTAL OPTIONS                                   APPRECIATION FOR OPTION
                        UNDERLYING    GRANTED TO                                             TERM
                         OPTIONS     EMPLOYEES IN   EXERCISE OR     EXPIRATION        --------------------
         NAME            GRANTED      FISCAL YEAR   BASE PRICE         DATE             5%          10%
         ----           ----------   -------------  -----------     ----------        -------     --------
Joseph S. Polito.......    16,000         19%         $ 9.625    October 11, 2005     $96,850     $245,436
Wickliffe J.
  Goldsmith............    14,500         18%         $ 9.625    October 11, 2005      87,770      222,427

                            ------------------------

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS (SARS)

     The following table sets forth information with respect to the named executive officers concerning unexercised options and SARs held as of June 30, 1996. No options or SARs were exercised during the fiscal year ended June 30, 1996.

                     OPTION/SAR VALUES AS OF JUNE 30, 1996

                                             NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED                     IN-THE-MONEY
                                                OPTIONS/SARS AT                       OPTIONS/SARS AT
                                                 JUNE 30, 1996                         JUNE 30, 1996
                                      -----------------------------------   -----------------------------------
       NAME                            EXERCISABLE(1)     UNEXERCISABLE      EXERCISABLE(1)     UNEXERCISABLE
       ----                           ----------------   ----------------   ----------------   ----------------
Ronald A. LaBorde...................       75,500             200,000(2)        $ 46,938           $200,000(2)
Joseph S. Polito....................       30,000                  --             15,750                 --
Brian G. Von Gruben.................       23,500                  --              2,938                 --
Wickliffe J. Goldsmith..............       25,000                  --             14,000                 --
Patrick R. Prudhomme................       30,000                  --              3,125                 --
Warriner C. Siddle..................       25,000                  --              3,125                 --

------------

(1) All options were awarded at the fair market value of the shares on the date of grant and are exercisable as of June 30, 1996.

(2) The Company has entered into an agreement with Mr. LaBorde pursuant to which he has been granted a long-term incentive right to receive a cash payment equal to the increase in price of 200,000 shares of the Common Stock between June 9, 1995 and June 8, 1999. This long-term incentive right will vest immediately upon a change of control and will vest in four annual 25% increments to be paid in the event Mr. LaBorde ceases to serve as Chief Executive Officer prior to June 8, 1999 and is in good standing with the Board of Directors.

                            ------------------------

PENSION PLAN

     The Company maintains a defined benefit pension plan for employees. Annual benefits payable on normal retirement at age 65 are equal to a participant's number of years of service multiplied by 1% of the participant's final average annual compensation, which is defined as the average annual remuneration paid for the five highest consecutive years of the 10 most recent years preceding retirement. Remuneration consists of a participant's total earnings during applicable periods, including overtime, bonuses and cash Christmas gifts but excluding the value of any meals furnished by the Company. The persons named in the summary compensation table have the following credited years of service under the plan: Mr. LaBorde - 14; Mr. Polito - 32; Mr. Von Gruben - 25; Mr. Goldsmith - 21; Mr. Prudhomme - 19; and Mr. Siddle - 21. Benefits are not subject to deductions for Social Security benefits or other offset amounts. The following table shows estimated annual benefits payable on retirement to persons in specified remuneration and years-of-service classifications:

                                                         YEARS OF CREDITED SERVICE
    FINAL AVERAGE                    ------------------------------------------------------------------
ANNUAL COMPENSATION                    15         20          25          30          35          40
-------------------                  -------    -------    --------    --------    --------    --------
     $100,000.....................   $15,000    $20,000    $ 25,000    $ 30,000    $ 35,000    $ 40,000
      125,000.....................    18,750     25,000      31,250      37,500      43,750      50,000
      150,000.....................    22,500     30,000      37,500      45,000      52,500      60,000
      175,000.....................    26,250     35,000      43,750      52,500      61,250      70,000
      200,000.....................    30,000     40,000      50,000      60,000      70,000      80,000
      225,000.....................    33,750     45,000      56,250      67,500      78,750      90,000
      250,000.....................    37,500     50,000      62,500      75,000      87,500     100,000
      300,000.....................    37,500     50,000      62,500      75,000      87,500     100,000
      400,000.....................    37,500     50,000      62,500      75,000      87,500     100,000

                            ------------------------

EMPLOYMENT, MANAGEMENT CONTINUITY AND RETIREMENT AGREEMENTS

     Each of the current executive officers named in the Summary Compensation Table has entered into a management continuity agreement with the Company that provides benefits to the officer if the officer's employment is terminated other than because of disability, death, cause (as defined in the agreement) or by the officer for good reason (as defined in the agreement) within 36 months following a change of control of the Company. The benefits include a cash payment equal to one and one-half times the officer's base salary and bonus (with the exception of Mr. LaBorde for which the multiplier is two and one-half) and the vesting of all outstanding stock options, stock appreciation rights or other incentive awards.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee have been officers or employees of the Company or any of its subsidiaries. No executive officer of the Company served in the last fiscal year as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has provided the following Compensation Committee Report:

     The Company maintains a Compensation Committee comprised entirely of outside, independent directors. The Compensation Committee overseas all executive compensation, sets the compensation of executive officers of the Company, and administers the Company's stock option plan. In general, levels of compensation approved by the Committee are designed to:

     - recognize individual initiative and performance;

     - assist the Company in attracting and retaining qualified executives; and

     - align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

     Compensation of the Company's executives consists primarily of a base salary and the periodic grant of long term incentive opportunities in the form of stock options. For fiscal 1997, executive compensation includes bonus compensation based on increases in net income over fiscal 1996. For purposes of computing such bonuses, fiscal 1996 net income does not include the impact of certain adjustments including those made in the fourth quarter of fiscal 1996 to record interest reserves relating to Internal Revenue examinations and to record the impact of the adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

     In setting executive salary compensation, the Committee generally bases its decisions on recommendations presented to it by the Company's management. The Committee's decisions are made using subjective evaluations and, except as described below, no formulas measuring Company or individual performance are used. In May 1995, the Committee received a previously commissioned report from an independent compensation consultant who the Committee had engaged to review the Company compensation practices generally as well as to provide a comparison of the Company's executive compensation practices to other comparable companies. Based on the consultant's report, the Committee determined that the Company's overall level of executive compensation at that time was generally in line with executive compensation practices at other peer companies. Although the Compensation Committee did not retain a compensation consultant during 1996, it is satisfied that the Company's executive compensation practices remained consistent with those for 1995 and remained in line with the practices of its competitors.

     With respect to Mr. LaBorde's compensation, in addition to his base salary, the Committee awarded Mr. LaBorde a cash bonus of $111,000 for the fiscal year ended June 30, 1996. Of the total, the most substantial portion of the 1996 bonus was paid pursuant to an incentive program implemented by the Board of Directors at the beginning of fiscal 1996 under which Mr. LaBorde was to earn a specified percentage of any increase in net cash flow provided by operating activities in fiscal 1996 over 1995 levels, before adjustment for changes in operating assets and liabilities and certain other non-recurring items. In addition to this formula-driven bonus, at the end of fiscal 1996 the Committee decided to award an additional discretionary bonus that increased his overall bonus amount to $111,0000. The Committee's decision to award this discretionary bonus was based on its view that the improved operating performance of Piccadilly during fiscal 1996 warranted a bonus in addition to that provided by the formula.

     Certain other executives received bonuses for fiscal 1996, pursuant to an incentive program implemented by the Board of Directors for fiscal 1996. For the most part, these bonuses represent a percentage of the increase in operating profit from cafeterias operations and to a lesser extent, reflect discretionary awards made by the Committee to these individuals in recognition of individual initiatives and levels of responsibility with respect to the Company's performance for fiscal 1996. These bonuses totaled $54,375 of which the named executives were paid $26,250.

     Legislation enacted in 1993 imposes a $1 million annual limit on the tax deductibility of compensation paid to certain executive officers. The Company's 1993 Incentive Compensation Plan has been structured such that stock-based incentives granted under that plan can be excluded from the $1 million limit. The cash compensation currently paid by the Company to executive officers is substantially below $1 million and, accordingly, will continue to be deductible by the Company.

                                        Submitted by the Compensation Committee

                                        Edward M. Simmons Sr., Chairman
                                        Dale E. Redman
                                        Paul W. Murrill

TOTAL RETURN COMPARISON

     The graph and corresponding table below provide a comparison of the cumulative total shareholder return on the Company's Common Stock, the S&P 500 Index and an industry peer group index composed of Buffets, Inc., Fresh Choice, Inc., Furr's/Bishop's, Inc., Stacey's Buffet, Inc., Lubys Cafeterias, Inc., Morrison Fresh Cooking Inc., Perkins Family Restaurants, L.P., Ryans Family Steak Houses, Shoney, Inc., and Sizzler International, Inc. from June 30, 1991 through June 30, 1996. The companies in the peer group index are mid-price family restaurant companies with large multi-unit operations and similar stock market capitalization. The returns of each issuer in the peer group are weighted according to that issuer's stock market capitalization. The information in the graph and corresponding table is based on the assumption of a $100 investment on June 30, 1991 and includes reinvestment of dividends.

                      COMPARISON CUMULATIVE TOTAL RETURNS

                              [COMPARISON CHART]

                              MEASUREMENT PERIOD

(FISCAL YEAR COVERED)       PICCADILLY          PEER GROUP           S&P 500
JUN-91                         100                 100                100
JUN-92                          99                 108                113
JUN-93                          95                 109                129
JUN-94                         101                 101                131
JUN-95                          96                  87                165
JUN-96                         121                  86                208

                                 OTHER BUSINESS

     As of this date, management is not aware that any other matters are to be presented for action at the meeting, but the proxy form sent herewith, if executed and returned, gives discretionary authority with respect to any other matters that may come before the meeting.

     IF YOU CANNOT ATTEND THIS MEETING, PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.

               SHAREHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     Shareholders may submit proposals for the 1997 Annual Meeting of Shareholders by sending such proposals to the attention of Mark L. Mestayer, Secretary, P.O. Box 2467, Baton Rouge, Louisiana 70821. In order to be considered for inclusion in the proxy statement for the 1997 Annual Meeting of Shareholders, such proposals must be received by the Company on or before June 5, 1997. All shareholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission.

                                          By Order of the Board of Directors,

                                                     Mark L. Mestayer
                                                        Secretary
Baton Rouge, Louisiana
September 30, 1996

     THE COMPANY WILL FURNISH WITHOUT CHARGE COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1996 TO INTERESTED SECURITYHOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO J. FRED JOHNSON, TREASURER AND CHIEF FINANCIAL OFFICER, P.O. BOX 2467, BATON ROUGE, LOUISIANA 70821.

                         PLEASE DO NOT FOLD THIS PROXY

                       PROXY-PICCADILLY CAFETERIAS, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF SHAREHOLDERS ON NOVEMBER 4, 1996


   The undersigned hereby appoints Paul W. Murrill and Mark L. Mestayer, or either of them, with full power of substitution, attorneys and proxies of the undersigned to vote all shares of Piccadilly Cafeterias, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on November 4, 1996 at 10:00 a.m., local time, at the general offices of the Company, 3232 Sherwood Forest Boulevard, Baton Rouge, Louisiana, and at any adjournments thereof, with respect to:

  (1) Election of directors to serve a term of office expiring at the Annual Meeting of Shareholders in 1999 and until their successors shall have been elected and qualified:

  / / FOR all nominees listed below (except as marked to show the contrary below)

  / / WITHHOLD AUTHORITY to vote for all nominees listed below

            Robert P. Guyton    Edward M. Simmons, Sr.    Christel C. Slaughter

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the name of the nominee in the space provided below.)

-------------------------------------------------------------------------------

                (Continued and to be signed on the Reverse Side)



  (2) In their discretion, upon such other matters as may properly come before the meeting; all as described in the Notice of Annual Meeting and Proxy Statement; receipt of which is hereby acknowledged.


                                Dated this ____day of ____________________, 1996

                                ________________________________________________

                                ________________________________________________
                                         Signature(s) of Shareholders

                                Please sign exactly as your name appears hereon. When signing as executor, administrator, trustee, or other representative, please give your full title. All joint owners must sign.


  This Proxy will be voted in accordance with the specifications made hereon.
   If no contrary specification is made, it will be voted "FOR" the proposal.

                 Please Date, Sign and Mail Your Proxy Promptly